Exhibit 32.2

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER

Pursuant to 18 U.S.C. Section 1350, I, Kai Talarek, Executive Vice President and Chief Financial Officer of Fortitude Life Insurance & Annuity Company (the “Company”), hereby certify that the Company’s Annual Report on Form 10-K for the period ended December 31, 2023 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 14, 2024

/s/ Kai Talarek
Kai Talarek
Executive Vice President and Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.